SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐Soliciting Material under § 240.14a-12

Viking Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

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ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

THURSDAY, MAY 21, 2020

Viking Therapeutics, Inc. previously issued the following press release, which relates to its proxy statement dated April 6, 2020, and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders . This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on May 20, 2020.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH VIKING THERAPEUTICS, INC. PROXY STATEMENT DATED APRIL 6, 2020.

____________________________________________________________________________

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 21, 2020

Viking Therapeutics Announces 2020 Annual Meeting of Stockholders to be Held as Virtual Meeting

SAN DIEGO, May 12, 2020 /PRNewswire/ -- Viking Therapeutics, Inc. (Viking) (Nasdaq: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced a change to its 2020 Annual Meeting of Stockholders.  Due to conditions associated with the coronavirus pandemic (COVID-19), including restrictions on in-person gatherings, and in order to support the health and well-being of our stockholders and other meeting participants, Viking’s 2020 Annual Meeting of Stockholders will be held in a virtual meeting format only.

The previously announced date and time of the Annual Meeting, May 21, 2020, at 8:00 a.m. Pacific Time, will not change.  There is also no change to the items of business to be addressed at the Annual Meeting, which are described in Viking’s proxy materials as previously distributed.  The proxy materials are available at http://astproxyportal.com/ast/20061/.

As noted above, stockholders may not attend the Annual Meeting in person. Instead, stockholders should follow the instructions provided below to attend the virtual Annual Meeting.  American Stock Transfer & Trust Company, LLC (AST) will host the virtual Annual Meeting and tabulate votes for the meeting.

Stockholders are encouraged to vote their shares prior to the virtual Annual Meeting by any of the methods described in the proxy materials.  The proxy card and voting instruction form included with the previously distributed proxy materials will not be updated to reflect the change in the format of the meeting, but they may continue to be used to vote the shares on the proposals to be presented at the virtual Annual Meeting.  Stockholders who have previously voted do not need to take any further action.

Instructions to Attend the Annual Meeting

Record Holders: Holders of record of Viking common stock at the close of business on March 31, 2020 (i.e., shares held in holder’s own name in the records of Viking’s transfer agent, AST), may attend the virtual Annual Meeting by visiting https://web.lumiagm.com/255403211 and entering the 11-digit control number in previously provided proxy materials.  The password for the virtual Annual Meeting is viking2020. Stockholders of record who have misplaced their 11-digit control number, contact AST at (800) 973-5449.

Beneficial Owners: Beneficial owners of common stock of Viking at the close of business on March 31, 2020 (i.e., shares held in “street name" through an intermediary, such as a bank,

broker or other nominee), must register in advance to attend the virtual Annual Meeting.  To register, beneficial owners must obtain a legal proxy from the bank, broker or other nominee that is the record holder of the shares and then submit the legal proxy, along with their name and email address, to AST to receive an 11-digit control number.  This control number can then be used to access the virtual Annual Meeting site provided above.  Please note that any control number that was previously provided with proxy materials, likely a 16-digit number, will not provide access to the virtual Annual Meeting site. All requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5:00 p.m. Pacific Time, on May 18, 2020.  All requests should be submitted by email to proxy@astfinancial.com, by facsimile to (718) 765-8730 or by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219.  Obtaining a legal proxy may take several days and stockholders are advised to register as far in advance as possible.  Once an 11-digit control number is obtained from AST, please follow the steps set forth above for stockholders of record to attend the virtual Annual Meeting.

Technical Assistance

Participants are encouraged to access the Annual Meeting prior to the start time. Online check-in will begin at 7:30 a.m. Pacific Time.  Please allow ample time for the check-in procedures. Technicians will be ready to assist with any technical difficulties prior to the start of the virtual Annual Meeting. Stockholders of record and beneficial owners should call AST at (800) 937-5449 with any questions regarding the virtual Annual Meeting. If you encounter any difficulty accessing the virtual Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves ample time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

About Viking Therapeutics, Inc.

Viking Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel, orally available, first-in-class or best-in-class therapies for the treatment of metabolic and endocrine disorders.  Viking's research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients' lives.  The company's clinical programs include VK2809, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the treatment of lipid and metabolic disorders, which is currently being evaluated in a Phase 2b study for the treatment of biopsy-confirmed NASH and fibrosis.  In a Phase 2 trial for the treatment of NAFLD and elevated LDL-C, patients who received VK2809 demonstrated statistically significant reductions in LDL-C and liver fat content compared with patients who received placebo.  The company is also developing VK0214, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the treatment of X-linked adrenoleukodystrophy (X-ALD).

Viking's other programs include VK5211, an orally available, non-steroidal selective androgen receptor modulator (SARM).  In a Phase 2 trial in patients recovering from hip fracture, patients who received VK5211 experienced significant improvements in measures of lean body mass compared with patients who received placebo.  Other programs also include earlier-stage programs targeting metabolic diseases and anemia.  The company holds exclusive worldwide rights to a portfolio of five therapeutic programs, including those noted above, which are based on small molecules licensed from Ligand Pharmaceuticals Incorporated.

Follow Viking on Twitter @Viking_VKTX.

Contacts:

Viking Therapeutics

Michael Morneau

858-704-4660

mmorneau@vikingtherapeutics.com

Vida Strategic Partners

Stephanie Diaz (Investors)

415-675-7401

sdiaz@vidasp.com

Tim Brons (Media)

415-675-7402

tbrons@vidasp.com